Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet as of September 30, 2006 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 are based on historical financial statements of Advanced Analogic Technologies, Inc. (“AATI”) and the Combined Statements of Revenues and Operating Expenses of Analog Power Semiconductor Corporation (“AP Semi”) for the nine months ended September 30, 2006 and the year ended December 31, 2005 and the Combined Statements of Assets Sold and Liabilities Transferred as of September 30, 2006 after giving effect to AATI’s acquisition of AP Semi using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements as if such acquisition had occurred as of September 30, 2006 for pro forma balance sheet purposes and as of the first day of fiscal 2006 and 2005 for pro forma statement of operations’ purposes.

The acquisition has been accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. Under the purchase method of accounting, the total estimated preliminary purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the purchase price based on various preliminary estimates of fair value. AATI is in the process of obtaining a third party valuation of the intangible assets; thus, the allocation of the purchase price is subject to adjustment. Final purchase price adjustments may vary materially from the pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and do not include the realization of cost savings from operating efficiencies, revenue synergies or other costs expected to result from the acquisition. The unaudited pro forma condensed combined financial statements are therefore not necessarily indicative of the condensed consolidated financial position or results of operation in future periods that would actually have been realized had AATI and AP Semi been a combined company during the specified period.

The pro forma adjustments are based on preliminary information available at the time of this filing. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with AATI’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. The statements should be also read in conjunction with AP Semi’s Combined Statements of Revenues and Operating Expenses for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004 and Combined Statements of Assets Sold and Liabilities Transferred as of September 30, 2006, December 31, 2005 and 2004, which are included as Exhibit 99.1 to this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As at September 30, 2006

(unaudited - in thousands)

	Historical AATI	Historical AP Semi	Pro Forma Adjustments (Note 2)		Pro Forma Combined
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$125,732	$273	$(20,300	)(a)(b)	$105,705
Accounts receivable, net	12,573	730	(173	)(b)(c)	13,130
Inventories, net	9,295	312	106	(d)	9,713
Prepaid expenses and other current assets	1,838	293	(49	)(c)	2,082
Deferred income tax assets	5,369	—	—		5,369

Total current assets	154,807	1,608	(20,416)		135,999

Property and equipment, net	2,281	854	(182	)(d)	2,953
Deferred income tax assets	1,812	—	—		1,812
Goodwill	—	—	17,270	(e)	17,270
Intangible assets, net	—	—	3,480	(f)	3,480
Other assets	1,804	—	49	(c)	1,853

TOTAL ASSETS	$160,704	$2,462	$201		$163,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,922	$595	$327	(c)	$6,844
Accrued liabilities	5,969	—	1,500	(g)	7,469
Deferred revenue	—	216	(152	)(d)	64
Income tax payable	663	—	—		663
Capital lease obligation	—	340	(196	)(c)	144
Other current liabilities	—	127	—		127

Total current liabilities	12,554	1,278	1,479		15,311

Other long term liabilities	8	—	196	(c)	204

Total liabilities	12,562	1,278	1,675		15,515

Stockholders’ equity
Common stock and additional paid in capital	160,411	—	—		160,411
Deferred stock compensation	(3,603)	—	—		(3,603)
Accumulated other comprehensive loss	(467)	—	—		(467)
Accumulated deficit/ excess of assets over liabilities	(8,199)	1,184	(1,474	)(c)(h)	(8,489)

Total stockholders’ equity	148,142	1,184	(1,474)		147,852

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$160,704	$2,462	$201		$163,367

See Notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2006

(unaudited - in thousands, except for per share amounts)

	Historical AATI	Historical AP Semi	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Net revenues	$60,210	$2,051	$—		$62,261

Cost of revenues	24,986	1,137	3	(i)	26,126

Gross profit	35,224	914	(3)		36,135

Operating expenses
Research and development	17,214	2,115	291	(i)	19,620
Selling, general and administrative	16,200	761	231	(i)	17,192
Amortization of acquired intangible assets	—	—	870	(f)	870
Patent litigation	5,247	—	—		5,247

Total operating expenses	38,661	2,876	1,392		42,929

(Loss) from operations	(3,437)	(1,962)	(1,395)		(6,794)

Other income	4,248	—	(878	)(j)	3,370

Income (loss) before income taxes	811	(1,962)	(2,273)		(3,424)

Provision for (benefit from) income taxes	312	—	(420	)(k)	(108)

Net income (loss)	$499	$(1,962)	$(1,853)		$(3,316)

Net income (loss) per share:
Basic	$0.01				$(0.08)
Diluted	$0.01				$(0.08)

Weighted average shares used in net income (loss) per share calculation:
Basic	43,330				43,330
Diluted	46,819				43,330

See Notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2005

(unaudited - in thousands, except for per share amounts)

	Historical AATI	Historical AP Semi	Pro Forma Adjustments (Note 2)		Pro Forma Combined
Net revenues	$68,298	$549	$—		$68,847

Cost of revenues	26,964	412	4	(i)	27,380

Gross profit	41,334	137	(4)		41,467

Operating expenses
Research and development	19,479	1,719	388	(i)	21,586
Selling, general and administrative	17,651	818	308	(i)	18,777
Amortization of acquired intangible assets	—	—	1,160	(f)	1,160

Total operating expenses	37,130	2,537	1,856		41,523

Income (loss) from operations	4,204	(2,400)	(1,860)		(56)

Other income	1,937	—	(363	)(j)	1,574

Income (loss) before income taxes	6,141	(2,400)	(2,223)		1,518

Provision for (benefit from) income taxes	4,056	—	(276	)(k)	3,780

Net income (loss)	$2,085	$(2,400)	$(1,947)		$(2,262)

Net income (loss) per share:
Basic	$0.10				$(0.11)
Diluted	$0.05				$(0.11)

Weighted average shares used in net income (loss) per share calculation:
Basic	21,025				21,025
Diluted	40,147				21,025

See Notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. Description of Transaction and Basis of Presentation. On October 31, 2006, Advanced Analogic Technologies Inc. (“AATI”) completed the acquisition of the Analog Power Semiconductor Corporation (“AP Semi”) of IPCore Technologies Corporation (“IPCore”) pursuant to the terms of the Share and Asset Purchase Agreement (the “Agreement”) dated September 3, 2006, and subsequently amended as of October 31, 2006, between AATI and IPCore. Under the terms of the Agreement, AATI purchased AP Semi for a total consideration of $23.0 million where $20.1 million of the purchase consideration was settled in cash to IPCore, $0.7 million was paid to the AP Semi employees transferred to AATI and $1.5 million represents acquisition costs. The remaining amount of $0.7 million is payable contingent upon the employees fulfilling a one year service period from the date of the transfer and will be accounted for as a compensation expense. AATI is in the process of obtaining a third party valuation of the intangible assets; thus, the allocation of the purchase price is subject to adjustment. The preliminary purchase price is:

(in thousands)
Cash	$20,800
Acquisition related transaction costs	1,500

Total preliminary purchase price	$22,300

Acquisition related transaction costs include AATI’s estimate of legal and accounting fees and other external costs directly related to the merger.

The estimates of the allocation of the purchase price are as follows:

(in thousands)
Allocation of purchase price:
Net tangible assets acquired	$2,713
Net tangible liabilities assumed	(1,453)

Intangible assets acquired:
Core developed technology	2,900
Customer relationships	580

3,480

In-process research and development	290
Goodwill	17,270

$22,300

The amount allocated to in-process research and development represents an estimate of the fair value of research projects that have not reached technological feasibility and have no alternative future use. The valuation was determined using a discounted cash flows technique. The estimated fair value of in-process research and development was expensed immediately following the consummation of the acquisition. Other identifiable intangible assets are being amortized over their useful lives of three years for core developed technology and customer relationships.

Goodwill represents the excess of the purchase price over the fair values of the net tangible and intangible assets acquired. In accordance with SFAS No. 142, Goodwill and other Intangible Assets, goodwill will not be amortized but will instead be tested for impairment annually or more frequently if certain indicators are present.

NOTE 2. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements have been prepared as if the acquisition had occurred as of September 30, 2006 for pro forma balance sheet purposes, and as of the first day of fiscal 2006 and 2005 for pro forma statements of operations purposes, and reflect the following adjustments:

(a)	To record the cash payment of $20.8 million related to the acquisition.

(b)	To record $500,000 cash received from IPCore and eliminate the corresponding receivable balance from IPCore. Pursuant to the Agreement, IPCore funded AP Semi $500,000 in cash prior to the completion of the merger.

(c)	To reclassify AP Semi’s certain current assets and liabilities to long-term assets and liabilities in order to conform to AATI’s basis of presentation.

(d)	To record the fair value adjustments relating to inventory, property and equipment and deferred revenue.

(e)	To record the preliminary value of goodwill of $17.3 million (see Note 1).

(f)	To record the fair value of identifiable intangible assets acquired (see Note 1) and the resulting amortization thereof.

(g)	To record the estimated direct acquisition costs and liabilities associated with the acquisition.

(h)	To record the fair value of the in-process research and development. This expense has not been reflected in the unaudited pro forma condensed combined statements of operations because it is a cost directly attributable to the transaction and will not have a continuing impact on the combined results of operations.

(i)	To record compensation expense of $700,000. Under the Agreement, the amount is to be paid to AP Semi employees who stay with the Company for a year after the completion of the merger.

(j)	To decrease interest income for the periods resulted from the cash payment for the acquisition based on AATI’s historical average interest rates and to increase interest expense on a pro forma loan, at an interest rate of 5.75%, used to finance the acquisition.

(k)	To record income tax benefit as a result of AP Semi’s operating loss and amortization of intangibles arising from the acquisition.